Exhibit 23.4

                         CONSENT OF INDEPENDENT AUDITORS


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 20, 1998 relating to the financial statements of Canyon Fuel Company, LLC which appears in Arch Coal, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1998. We also consent to the reference to us under the heading "Experts".

 /s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP

Denver, Colorado
April 28, 1999